UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2019

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
Dillard’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 18, 2019 in Little Rock, Arkansas. The following matters were submitted to a vote of the stockholders, the results of which were as follows:

1.	Election of Directors
		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
	Class A. Nominees:
	Frank R. Mori	17,644,385	538,697	19,238	1,312,855
	Reynie Rutledge	18,016,051	170,506	15,763	1,312,855
	J.C. Watts, Jr.	18,003,683	181,684	16,953	1,312,855
	Nick White	17,654,620	527,946	19,754	1,312,855

	Class B Nominees:
	Robert C. Connor	4,009,944	-	-	-
	Alex Dillard	4,009,944	-	-	-
	Mike Dillard	4,009,944	-	-	-
	William Dillard, II	4,009,944	-	-	-
	James I. Freeman	4,009,944	-	-	-
	H. Lee Hastings, III	4,009,944	-	-	-
	Drue Matheny	4,009,944	-	-	-
	Warren A. Stephens	4,009,944	-	-	-

	Other Proposal
		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019:	23,317,775	169,699	37,645	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

DATED: May 21, 2019	By:	/s/ Phillip R. Watts
	Name:	Phillip R. Watts
	Title:	Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer

	By:	/s/ Chris B. Johnson
	Name:	Chris B. Johnson
	Title:	Senior Vice President and Co-Principal Financial Officer